CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of this Post-Effective Amendment to the Registration Statement No. 333-192858 on Form N-1A.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

November 26, 2025